Exhibit 99.1

Aerie Pharmaceuticals Completes Enrollment in Phase 3 Registration Trial (“Rocket 1”) of RhopressaTM, Novel Triple-Action Product to Lower Intraocular Pressure in Patients with Glaucoma

BEDMINSTER, N.J. & RESEARCH TRIANGLE PARK, N.C. & NEWPORT BEACH, Calif. — (BUSINESS WIRE) – December 2, 2014 — Aerie Pharmaceuticals, Inc. (NASDAQ:AERI), a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with glaucoma and other diseases of the eye, announced today the completion of enrollment in the Company’s 400-patient Phase 3 registration trial (“Rocket 1”) of RhopressaTM, a novel once-daily, triple-action eye drop being tested for its ability to lower intraocular pressure (IOP) in patients with glaucoma or ocular hypertension. Rocket 1 and a second Phase 3 registration trial (“Rocket 2”) will measure efficacy over three months. The primary efficacy endpoint of the trials is to demonstrate non-inferiority of IOP lowering for RhopressaTM compared to timolol. Timolol is the most widely used comparator in registration trials for glaucoma. In addition, the Company is conducting a safety-only study in Canada, named “Rocket 3.”

“We are delighted to report that patient enrollment for Rocket 1 has been completed ahead of our expectations. Further, Rocket 2 enrollment remains fully on schedule,” stated Vicente Anido, Jr., Ph.D., Chairman and Chief Executive Officer at Aerie. “The accelerated enrollment of Rocket 1 is a testament to the continued high level of interest in RhopressaTM we have experienced from the ophthalmology community.”

Pending the continued advancement of the RhopressaTM Phase 3 program and regulatory approvals, Aerie intends to commercialize RhopressaTM in North American markets and possibly Europe with its own sales force and will seek commercialization partners in other key territories, including Japan and possibly Europe. Aerie fully owns its product candidates, has no licenses, and has patent protection for both use and composition of matter through 2030.

Triple-Action RhopressaTM

RhopressaTM is a novel triple-action eye drop that we believe, if approved, would become the only once-daily product available that specifically targets the trabecular meshwork, the eye’s primary fluid drain and the diseased tissue responsible for elevated IOP in glaucoma. Preclinical results have demonstrated that RhopressaTM also lowers episcleral venous pressure, which contributes approximately half of IOP in healthy subjects. Further, RhopressaTM provides an additional mechanism that reduces fluid production in the eye and therefore lowers IOP. Biochemically, RhopressaTM is known to inhibit both Rho Kinase (ROCK) and norepinephrine transporter (NET).

In the Company’s Phase 2b clinical trial, which was successfully completed in May 2013, RhopressaTM demonstrated a strong IOP-lowering effect, with mean IOP reductions of 5.7 and 6.2 mmHg (millimeters of Mercury) on days 28 and 14, respectively. In addition, RhopressaTM demonstrated a consistent mean IOP-lowering effect irrespective of the baseline IOPs of the patients entered into the trial. This differentiates RhopressaTM from currently marketed IOP-lowering agents such as market-leading prostaglandins (PGAs) and beta blockers, which have their highest effect at higher baseline IOPs, while losing efficacy as the baseline diminishes, as shown in published studies. This is significant given that the majority of glaucoma patients have low to moderately elevated IOPs of 26 mmHg or below at the time of diagnosis. In the RoclatanTM Phase 2b trial recently completed in June 2014, RhopressaTM performed with similar results as in its Phase 2b trial completed in May 2013 and, in addition, demonstrated additive efficacy when used in combination with latanoprost, the most commonly prescribed PGA.

Pending successful advancement of the Phase 3 registration studies, three-month efficacy results are expected by mid-2015. If the trials are successful, the Company expects to submit a New Drug Application filing by mid-2016.

About Aerie Pharmaceuticals, Inc.

Aerie is a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with glaucoma and other diseases of the eye. The Company is conducting two Phase 3 registration trials in the United States, named “Rocket 1” and “Rocket 2,” where the primary efficacy endpoint will be to demonstrate non-inferiority of IOP lowering for RhopressaTM compared to timolol, along with a third Phase 3 registration safety-only trial, named “Rocket 3,” in Canada.

The Company also recently completed a Phase 2b clinical trial where RoclatanTM met the primary efficacy endpoint, demonstrating the statistical superiority of RoclatanTM to each of its components. RoclatanTM is a fixed-dose combination of RhopressaTM with latanoprost, the market-leading PGA, and we believe, if approved, has the potential to provide a greater IOP-lowering effect than any currently approved glaucoma product. Phase 3 registration trials for RoclatanTM are expected to commence in mid-2015. Prepatory steps for these trials are in progress.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for our current product candidates, including statements regarding the timing of initiation and completion of the studies and trials; our expectations regarding the clinical effectiveness of our product candidates and results of our clinical trials; the timing of and our ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, our product candidates; our expectations regarding the commercialization of our product candidates; our expectations related to the use of proceeds from our initial public offering and the issuance and sale of our senior secured convertible notes; our estimates regarding anticipated capital requirements and our needs for additional financing; the potential advantages of our product candidates; our plans to pursue development of our product candidates for additional indications and other therapeutic opportunities; our plans to explore possible uses of our existing proprietary compounds beyond glaucoma; and our ability to protect our proprietary technology and enforce our intellectual property rights. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on regulatory approvals and economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contacts

Aerie Pharmaceuticals

Richard Rubino, 908-470-4320

rrubino@aeriepharma.com

or

Burns McClellan, Inc., on behalf of Aerie Pharmaceuticals

Investors

Angeli Kolhatkar, 212-213-0006

akolhatkar@burnsmc.com

or

Media

Justin Jackson, 212-213-0006

jjackson@burnsmc.com

Source: Aerie Pharmaceuticals, Inc.